UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2019
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SI-BONE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2019, Mark Reiley, M.D. and David Bonita, M.D. each notified the Board of Directors (the “Board”) of SI-BONE, Inc. (the “Company”) of their decision to not stand for re-election at the Company’s 2019 annual meeting of stockholders scheduled for June 13, 2019 (the “Annual Meeting”). Accordingly, Dr. Reiley and Dr. Bonita will cease to be directors of the Company following the Annual Meeting. Dr. Reiley’s and Dr. Bonita’s decisions to not stand for re-election were not the result of any disagreement with the Company or management.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Dated: April 11, 2019

	By:	/s/ Laura A. Francis
Laura A. Francis
Chief Financial Officer